UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2021 (May 27, 2021)

DATTO HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware		001-39637	81-3345706
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

101 Merritt 7
Norwalk	,	CT	06851
(Address of principal executive offices)			(Zip Code)
888-995-1431
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	MSP	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☒ Emerging growth company
☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2021, at the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of Datto Holding Corp. (the “Company”), the Company’s shareholders approved the adoption of the Datto Holding Corp. 2021 Employee Stock Purchase Plan (the “2021 ESPP”).

The 2021 ESPP is intended to improve the Company’s ability to attract, retain and incentivize its talent, and ultimately, better align the interests of the Company’s employees and shareholders. The 2021 ESPP has two components: a component intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code (the “423 Component”) and a component that is not intended to so qualify. Except as otherwise provided in the 2021 ESPP, the two components will be administered in the same manner as the 423 Component. The 2021 ESPP permits the Company’s executive officers and employees who have worked at the Company for at least six months (subject to certain exceptions pursuant to the terms of the 2021 ESPP and applicable law) to purchase shares of the Company’s common stock through contributions of their eligible compensation, up to a maximum of 1,000 shares of common stock during each six-month offering period.

Subject to adjustments determined by the plan administrator, under the 2021 ESPP, the Company may issue a maximum aggregate of 3,221,541 shares of its common stock. In addition, on each January 1 beginning on January 1, 2022 and ending on January 1, 2031, the aggregate number of shares reserved for issuance under the 2021 ESPP will be increased automatically by the number of shares equal to the lesser of (i) 1% of the total number of all classes of the Company’s outstanding shares of common stock on the immediately preceding December 31, and (ii) such smaller number of shares as may be determined by the Company’s board of directors.

The foregoing description of the 2021 ESPP does not purport to be complete and is qualified in its entirety by reference to the full text of the 2021 ESPP, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. In addition, a description of the material terms of the 2021 ESPP was included in the Company’s Definitive Proxy Statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on April 26, 2021.

Item 5.07	Submission of Matters to a Vote of Security Holders.
On May 27, 2021, the Company held its Annual Meeting. At the close of business on April 20, 2021, the record date of the Annual Meeting, the Company had 161,077,641 shares of common stock outstanding. The holders of 133,792,910 shares of the Company’s common stock were present at the Annual Meeting, either in person or by proxy, which constituted a quorum for the purpose of conducting business at the Annual Meeting.

Set forth below are the final voting results for each proposal submitted to a vote of the shareholders at the Annual Meeting.

Proposal No. 1: Election of directors.

    The Company’s shareholders elected the following nominees for director to serve as Class I directors for a term expiring in 2024 or until their successors shall have been elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
David Breach	125,739,186	6,948,773	1,104,950
Maneet S. Saroya	125,635,131	7,052,829	1,104,950
John Stalder	123,161,720	9,526,240	1,104,950

Proposal No. 2: Proposal to approve, by an advisory vote, the retention of the classified structure of the Board of Directors.

    The retention of the classified structure of the Board of Directors was approved on an advisory basis.

Votes For	Votes Against	Abstentions	Broker Non-Votes
122,447,143	10,035,826	204,991	1,104,950

Proposal No. 3: Proposal to approve, by an advisory vote, the retention of the supermajority voting standards in the Company’s Third Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated Bylaws.
    The retention of the supermajority voting standards in the Company’s Third Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated Bylaws was approved on an advisory basis.

Votes For	Votes Against	Abstentions	Broker Non-Votes
122,470,245	10,013,636	204,079	1,104,950

Proposal No. 4: Proposal to approve the Datto Holding Corp. 2021 Employee Stock Purchase Plan.
    The Datto Holding Corp. 2021 Employee Stock Purchase Plan was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
129,355,168	3,130,324	202,468	1,104,950
Proposal No. 5: Proposal to ratify of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.
    The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021 was ratified.

Votes For	Votes Against	Abstentions	Broker Non-Votes
133,777,725	13,214	1,970	0

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description

10.1	Datto Holding Corp. 2021 Employee Stock Purchase Plan (incorporated by reference to Appendix A to the Company's Definitive Proxy Statement filed on April 26, 2021).
104	Cover Page Interactive Data file (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATTO HOLDING CORP.

Date: May 28, 2021	By:	/s/ Michael Fass
	Name:	Michael Fass
	Title:	General Counsel

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